UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2025

KESTRA MEDICAL TECHNOLOGIES, LTD.

(Exact name of Registrant as Specified in Its Charter)

Bermuda	001-42549	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3933 Lake Washington Blvd NE Suite 200
Kirkland, Washington		98033
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (425) 279-8002

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $1.00 per share	KMTS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Kestra Medical Technologies, Ltd. (the “Company”) 2025 annual general meeting of shareholders (the “2025 Annual Meeting”) was held on September 3, 2025. The total number of the Company’s common shares voted in person or by proxy at the 2025 Annual Meeting was 48,835,102, representing approximately 95% of the 51,348,656 shares that were outstanding and entitled to vote as of July 7, 2025, the record date of the 2025 Annual Meeting. Voting results for each matter submitted to a vote at the 2025 Annual Meeting are provided below.

Proposal 1 – Election of Directors

The shareholders elected each of the two persons named below to serve as Class I directors until the Company’s 2028 annual meeting of shareholders and until their successors are duly elected and qualified, with the vote totals as set forth in the table below:

Nominee	For	Against	Abstain
Conor Hanley	43,121,331	3,640,519	14,870
Elizabeth Kwo	43,118,417	3,643,439	14,864

Proposal 2 – Ratification of Independent Registered Public Accounting Firm

The shareholders ratified the appointment of PricewaterhouseCoopers as the Company's independent registered public accounting firm for the fiscal year ending April 30, 2026, with the vote totals set forth in the table below:

For	Against	Abstain
48,814,793	5,444	14,865

Proposal 3 – Approval of 2025 Employee Stock Purchase Plan

The shareholders approved the Kestra Medical Technologies, Ltd. 2025 Employee Stock Purchase Plan, with the vote totals set forth in the table below:

For	Against	Abstain
45,801,106	975,504	110

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kestra Medical Technologies, Ltd.

Date: September 4, 2025	By:	/s/ Brian Webster
	Name:	Brian Webster
	Title:	President and Chief Executive Officer